Exhibit 99.2

NOTICE OF OPTIONAL REDEMPTION

February 07, 2012

Deutsche Bank Trust Company Americas,

as Trustee

60 Wall Street, 26th Floor

New York, New York 10005

Facsimile: (212) 553-2460

Attention: Corporate Trust Administration

Ladies and Gentlemen:

Reference is hereby made to the First Supplemental Indenture dated as of December 10, 2009 among CIT Group Inc., as Issuer (the “Company”), the Guarantors Named Therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent (the “First Supplemental Indenture”), as amended by the First Amendment to Series A First Supplemental Indenture dated as of May 31, 2011 among CIT Group Inc., as Issuer, the Guarantors Named Therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee (the “Series A Indenture Amendment”), supplementing the Indenture dated as of December 10, 2009 between CIT Group Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (the “Series A Indenture” and, together with the First Supplemental Indenture and the Series A Indenture Amendment, collectively, the “Indenture”). Capitalized terms used but not otherwise defined herein, shall have the meaning assigned to such terms in the Indenture.

NOTICE IS HEREBY GIVEN TO THE TRUSTEE, pursuant to Section 11.2 of the Series A Indenture, of the Company’s election to effect an optional redemption of the Notes under Section 3.2 of the First Supplemental Indenture in the manner more fully described hereinbelow.

The Company hereby designates March 9, 2012 as the Redemption Date for the optional redemption of Notes to be made pursuant to this Notice of Optional Redemption.

On the above-referenced Redemption Date, the Company shall optionally redeem Notes in an aggregate principal amount of Three Billion Nine Hundred Fifty Two Million Eight Hundred Sixty Eight Thousand One Hundred One and 00/100 Dollars ($3,952,868,101) at a Redemption Price equal to one hundred (100.0) percent of such aggregate principal amount.

The aggregate principal amount of Notes to be redeemed pursuant to this Notice of Optional Redemption shall consist of the principal amounts under the following series of Notes: (a) One Billion Twenty Million Six Hundred Forty Thousand Nine Hundred Twenty Five and 00/100 Dollars ($1,020,640,925) in principal amount of the 2016 Notes (CUSIP No. 125581 FW3; ISIN No. US125581FW33), being the entire principal amount of such series of Notes that will be outstanding as of the Redemption Date; and (b) Two Billion Nine Hundred Thirty Two Million Two Hundred Twenty Seven Thousand One Hundred Seventy Six and 00/100 Dollars ($2,932,227,176) in principal amount of the 2017 Notes (CUSIP No. 125581 FX1; ISIN No. US125581FX16), being the entire principal amount of such series of Notes that will be outstanding as of the Redemption Date.

The entire outstanding principal amount of the 2016 Notes is currently One Billion Five Hundred Twenty Million Six Hundred Forty Thousand Nine Hundred Twenty Five and 00/100 Dollars ($1,520,640,925) and the entire outstanding principal amount of the 2017 Notes is currently Two Billion Nine Hundred Thirty Two Million Two Hundred Twenty Seven Thousand One Hundred Seventy Six and 00/100 Dollars ($2,932,227,176).

By its execution of this Notice of Optional Redemption, the Trustee hereby (y) waives (i) the requirement in Section 11.2 of the Series A Indenture that the Company give notice of its election to effect an optional redemption of Notes hereunder at least sixty (60) days prior to the above-referenced Redemption Date, and (ii) the requirement in Section 11.4 of the Series A Indenture that the Company give the Trustee at least 5 days’ prior notice of the date on which the Company requests the Trustee to give Holders notice of the Company’s optional redemption of Notes hereunder; and (z) agrees with the Company that notice given pursuant to this Notice of Optional Redemption on the date hereof constitutes good and sufficient notice under each of the foregoing sections for purposes of the Company’s optional redemption of Notes hereunder on such Redemption Date.

[Remainder of Page Intentionally Left Blank. The Next Page is the Signature Page.]

IN WITNESS WHEREOF, the undersigned has caused this Notice of Optional Redemption to be executed by its duly authorized officer as of the date first above written.

CIT GROUP INC.

By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President and Treasurer

ACCEPTED AND AGREED TO:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By: /s/ Irene Siegel

Name: Irene Siegel

Title: Vice President

By: /s/ Maria Inoa

Name: Maria Inoa

Title: Associate